                            SOUTHWESTERN ENERGY COMPANY

                            SUPPLEMENTAL RETIREMENT PLAN















                                                      Adopted as of
                                                       May 31, 1989

                                         Amended and Restated as of

                                                  December 15, 1993

                               TABLE OF CONTENTS



                                                                     PAGE

                                                                     ----
ARTICLE I       Definitions.......................................       1
                A.      Actuarial Equivalent......................       1
                B.      Beneficiary...............................       1
                C.      Board of Directors........................       1
                D.      Change in Control.........................       2
                E.      Committee.................................       3
                F.      Corporation...............................       4
                G.      ERISA.....................................       4
                H.      Funded Benefit............................       4
                I.      Funded Benefit Account....................       4
                J.      IRC.......................................       4
                K.      Participant...............................       4
                L.      Pension Plan..............................       4
                M.      Plan......................................       4
                N.      Qualified Beneficiary Designation.........       4
                O.      Secular Trust.............................       5
                P.      Surviving Spouse..........................       5
                Q.      Tax Liability.............................       6
                R.      Unfunded Benefit..........................       6
ARTICLE II      Effective Date....................................       6
ARTICLE III     Unfunded Benefits.................................       7
                A.      Determination of Unfunded
                        Benefits..................................       7




                                    (i)


                                                                     PAGE
                                                                     ----


                B.      Form and Timing of
                        Unfunded Benefit Payments.................       7

                C.      Offset for Funded Benefit.................       8

ARTICLE IV      Funded Benefits...................................       9

                A.      Discretionary Contribution................       9

                B.      Distributions from the Funded
                        Benefit Account...........................       9

                        1.   Early Distributions..................       9

                             (a)  Distributions of
                                  Distributable Net
                                  Income..........................       9

                             (b)  Tax Compensation
                                  Distributions...................       9

                        2.   Determination of Funded
                             Benefit..............................      10

                        3.   Form and Timing of Funded
                             Benefit..............................      10

                C.      Vesting...................................      10

                D.      Beneficiaries.............................      10

ARTICLE V       Plan Administration...............................      11

                A.      The Committee............................       11

                B.      Powers, Duties, Etc. of the
                        Committee................................       12

ARTICLE VI      Miscellaneous....................................       13

                A.      Amendment................................       13

                B.      Termination..............................       13

                C.      Funding..................................       14

                        1.    Unfunded Benefits..................       16

                        2.    Funded Benefits....................       16

                 D.     Benefits Not Assignable..................       17


                                     (ii)


                                                                     PAGE
                                                                     ----

                E.      Plan Not a Contract of
                        Employment................................      17

                F.      Benefits Payable to Minors,
                        Incompetents and Others...................      18

                G.      Payment of Participant's
                        Expenses..................................      19

                H.      Construction..............................      19

                                   (iii)


                               ARTICLE I

                              DEFINITIONS

   A. ACTUARIAL EQUIVALENT: The determination of one benefit as actuarially equivalent to another using the actuarial assumptions used for such purpose under the Pension Plan, provided, however, that after a Change in Control such assumptions may not be changed without the written consent of the Participant affected by the change.

   B. BENEFICIARY: With respect to a Participant's Unfunded Benefit, any person entitled to receive any payment of benefits due under the Pension Plan after a Participant's death, whether pursuant to a Participant's designation or otherwise, whose benefit payments have been reduced under the Pension Plan as a result of (1) the compensation limitation from time to time in effect under IRC Section 401(a)(17) or (2) the limitations imposed pursuant to IRC
Section 415. With respect to a Participant's Funded Benefit, any Beneficiary named pursuant to a Qualified Beneficiary Designation in accordance with Section D of
Article IV.


   C. BOARD OF DIRECTORS: The Board of Directors of the Corporation, and any persons empowered by the Corporation's certificate of incorporation, the
Corporation's by-laws or resolution of the Board of Directors of the Corporation, to exercise the powers of the Board of Directors of the Corporation with respect to the Plan.

   D.   CHANGE IN CONTROL:  Any of the following:


   (1)  any "person" (as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities, excluding any employee benefit plan sponsored or maintained by the Corporation (or any trustee of such plan acting as trustee);


   (2) the Corporation's stockholders approve an agreement to merge or consolidate the Corporation with another corporation (other than a corporation 50% or more of which is controlled by, or is under common control with, the Corporation);


   (3)  any individual who is nominated by the
Board for election to the Board of Directors of the Corporation on any date fails to be so elected as a direct or indirect result of any proxy fight or contested election for positions on the Board;


   (4) a Change in Control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs; or

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   (5)  a majority of the Board of Directors of
the Corporation determines in its sole and absolute discretion that there has been a Change in Control of the Corporation or that there will be a Change in Control of the Corporation upon the occurrence of certain specified events and such events occur.

   Notwithstanding Paragraphs (1) through (4) of this Section D, a Change in Control shall not occur by reason of any event which would otherwise constitute a Change in Control if, immediately after the occurrence of such event, individuals who are Acquiring Persons and who were employees of the Corporation immediately prior to the occurrence of such event own, on a fully diluted basis, securities of the Corporation representing (a) 5% or more of the combined voting power of the Corporation's then outstanding equity securities or (b) 5% or more of the value of the Corporation's then outstanding equity securities.

   E. COMMITTEE: Before a Change in Control, the term "Committee" means the Committee appointed to assist the Plan Administrator in administration of the Pension Plan pursuant to Article X thereof. On or after a Change in Control, the term "Committee" shall mean the Committee (as defined in the preceding sentence) as it existed immediately prior to such Change in Control, or such persons as shall be designated by the members of such Committee to be their successors.

   F. CORPORATION: Southwestern Energy Company or any successor thereto.

   G.   ERISA:  The Employee Retirement Income
Security Act of 1974, as amended.

   H. FUNDED BENEFIT: The benefit payable to a Participant pursuant to Article IV hereof.

   I. FUNDED BENEFIT ACCOUNT: A separate account in the Secular Trust reflecting the Corporation's contributions pursuant to Article IV on behalf of each Participant, adjusted to reflect any income, losses with respect thereto, and any distributions therefrom.

   J. IRC: The Internal Revenue Code of 1986, as amended.

   K.   PARTICIPANT:  Any participant in the Pension
Plan whose benefit payments under the Pension Plan have been reduced as a result of (1) the compensation limitation from time to time in effect under IRC Section 401(a)(17) or (2) the limitations imposed pursuant to IRC Section 415.

   L.   PENSION PLAN:  The Southwestern Energy Company
Pension Plan, as it may be amended.

   M.   PLAN:  The Southwestern Energy Company
Supplemental Retirement Plan, as it may be amended.

   N.   QUALIFIED BENEFICIARY DESIGNATION:  An
election by a Participant prior to his death to name a Beneficiary with respect to his Funded Benefit Account:

      (1) if it is established to the satisfaction of the Committee that the Participant does not have a Surviving Spouse; or

      (2) that is consented to by the Participant's Sur-viving Spouse, unless the Surviving Spouse is the sole
   Beneficiary. Such consent is irrevocable and must be witnessed by a Plan representative or acknowledged by a notary public, and must indicate the effect of the election. If the Surviving Spouse is legally incompetent to give consent, the Surviving Spouse's legal guardian may give consent. In the case of a benefit payable after death, the consent may be made after the Participant's death.

   O.   SECULAR TRUST:  A trust described in Section
C.2 of Article VI, which shall be the funding vehicle for Participants' Funded Benefits.


   P.   SURVIVING SPOUSE:  Except to the extent
otherwise provided in a qualified domestic relations order, the person married to a Participant on the date of the Participant's death. The spouse of a Participant shall not be considered a Surviving Spouse if, at the time that the spouse's status as a Surviving Spouse would be determined, it is established to the satisfaction of the Committee that
(a) the spouse cannot be located; (b) the Participant is legally separated; or (c) the Participant has been abandoned by the Participant's spouse (as determined under applicable local law) and the Participant has an order issued by a court of competent jurisdiction to such effect. Notwithstanding clauses (b) and (c) above, a person shall be considered a Surviving Spouse to the extent required under a qualified domestic relations order.

   Q. TAX LIABILITY: The amount determined by the Committee to be the estimated federal, state and local income taxes payable by a Participant in respect of Participant's Funded Benefit Account, assuming that the Participant is subject to the marginal federal income tax rate applicable to the highest income level and the maximum applicable marginal state and local income tax rate (based on the Participant's state and city of residence as shown on the records of the Corporation and the state and city in which he works, but without otherwise taking into account the Participant's individual circumstances).


   R. UNFUNDED BENEFIT: The benefit payable to a Participant or Beneficiary pursuant to Article III of the Plan.

                          ARTICLE II

                        EFFECTIVE DATE

   The Plan shall be effective with respect to Participants or Beneficiaries whose benefit payments under the Pension Plan commence or will commence on or after July
1, 1989.

                           ARTICLE III

                        UNFUNDED BENEFITS

A.   DETERMINATION OF UNFUNDED BENEFITS

   A Participant's or Beneficiary's Unfunded Benefit under the Plan (prior to the offset described in Section C of this Article) shall be determined as the excess, if any, of:

      (1) the benefits to which such Participant or Beneficiary would have been entitled under the Pension
   Plan: (a) without regard to (i) the compensation limitation from time to time in effect under IRC
   Section 401(a)(17); and (ii) the limitations imposed pursuant to IRC Section 415; and (b) assuming that any Participant was employed by the Corporation at the time of a Change in Control, such Participant had credit for all purposes under the Pension Plan for three additional years of service; over


      (2) the benefits to which such Participant or Beneficiary actually is entitled from time to time under the Pension Plan.


B.   FORM AND TIMING OF UNFUNDED BENEFIT PAYMENTS


      1.  A Participant's or Beneficiary's Unfunded
Benefit under the Plan shall be paid to the Participant or Beneficiary in a single lump sum at the same time as benefits to such Participant or Beneficiary under the Pension Plan commence, unless the Committee directs that the

Actuarial Equivalent of the Participant's or Beneficiary's benefits under the Plan shall be paid at a different time and in a different form.

   2. Any payments hereunder shall be subject to any applicable income tax withholding requirements.

C.   OFFSET FOR FUNDED BENEFIT

   The Unfunded Benefit, expressed as a lump sum, payable to a Participant or Beneficiary shall be reduced by the sum of (a) the value of the Participant's Funded Benefit Account as of the date the Participant's Unfunded Benefit is required to be paid pursuant to Section B of this Article,
(b) the aggregate amount of withholding taxes paid by the Corporation, as a result of the federal, state and local income taxes payable by the Participant in respect of the Company's contributions to the Participant's Funded Benefit Account, (c) the aggregate amount of payments by the Corporation, distributions from the Participant's Funded Benefit Account or amounts withheld by the trustee of the Secular Trust, in each case in respect of federal, state or local income taxes payable in respect of the Participant's Funded Benefit Account and (d) the aggregate amount of any other distributions from the Participant's Funded Benefit Account prior to the date as of which the Participant's Unfunded Benefit becomes payable.

                        ARTICLE IV

                      FUNDED BENEFITS

A.   DISCRETIONARY CONTRIBUTION

   The Corporation may, but shall not be required to, make such contributions to the Secular Trust on behalf of such Participants as it shall determine from time to time in its sole discretion. Each contribution to the Secular Trust on behalf of a Participant shall be allocated to and held in the Participant's Funded Benefit Account.

B.   DISTRIBUTIONS FROM THE FUNDED BENEFIT ACCOUNT

   1.   EARLY DISTRIBUTIONS

   (a)  DISTRIBUTIONS OF DISTRIBUTABLE NET INCOME

   Each Participant shall receive a distribution from such Participant's Funded Benefit Account of the the income of such Funded Benefit Account, including net realized capital gains, annually and, in addition, shall receive a distribution of such other amount from the Participant's
Funded Benefit Account as may be necessary to reduce the taxable income of such Funded Benefit Account for each taxable year, to the extent possible, to zero.

   (b)   TAX COMPENSATION DISTRIBUTIONS

   Within 30 days after the end of each calendar year, each Participant or Beneficiary shall receive a distribution from the Participant's Funded Benefit Account equal to the lesser of (i) the value of the Participant's Funded Benefit Account or (ii) the excess, if any, of (A) the Tax Liability in respect of the Participant's Funded Benefit Account for such calendar year (taking into account any withholding taxes paid in respect of such Tax Liability), over (B) the amount distributed pursuant to Paragraph 1(a) of this Section B after reduction for any applicable federal, state or local income taxes payable with respect thereto.

   2.   DETERMINATION OF FUNDED BENEFIT

   A Participant's Funded Benefit under the Plan shall be determined as the value of the Participant's Funded
Benefit Account on the date benefits to such Participant under the Pension Plan commence.

   3.   FORM AND TIMING OF FUNDED BENEFIT

   A Participant's Funded Benefit under the Plan shall be paid to the Participant in a single lump sum within 30 days after benefits to such Participant under the Pension
Plan commence.

   C.  VESTING

   A Participant shall at all times be fully vested in the value of his Funded Benefit Account.

   D.  BENEFICIARIES

   Pursuant to a Qualified Beneficiary Designation, a Participant may designate one or more Beneficiaries to re-ceive any part or all of the Funded Benefit payable to him under the Plan that has not been paid to him prior to his death. Any consent by a Surviving Spouse or waiver of spousal consent shall be effective only with respect to such Surviving Spouse. To the extent a Participant fails to make such a designation or a designated Beneficiary does not survive the Participant and there is no successor or alternate Beneficiary or the designation is otherwise ineffective, any amounts due after the Participant's death shall be paid to his Surviving Spouse, or if there is no Surviving Spouse, to the legal representative of his estate. No Surviving Spouse or other Beneficiary shall have any right to a Participant's Funded Benefits under the Plan unless he shall survive the Participant.


   Any designation of a Beneficiary must be filed with the Committee in order to be effective. Any designation of a Beneficiary may be revoked at any time prior to the date of the Participant's death by filing a later designation pursuant to a Qualified Beneficiary Designation or an instrument of revocation with the Committee.

                         ARTICLE V

                    PLAN ADMINISTRATION

A.   THE COMMITTEE

   1.   The Plan shall be administered by the
Committee.

   2. The members of the Committee shall not receive compensation with respect to their services for the Committee.

   3. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may authorize any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Committee shall deliver to such interested person a revocation of such authorization.


   4.   A member of the Committee who also is a
Participant shall be disqualified from voting or acting upon any matter relating specifically to the Participant.


B.   POWER, DUTIES, ETC. OF THE COMMITTEE


   1. The Committee shall have the power to construe the Plan and to determine all questions of fact that may arise thereunder, and any such construction or determination shall be conclusively binding upon all persons interested in the Plan.


   2.   Subject to the terms of the Plan, the
Committee may establish rules and procedures satisfactory to it for the administration of the Plan and the transaction of its business.


   3. All payments of benefits or expenses of the Plan shall be made by the Corporation at the direction of the Committee.

4. The Committee shall be the "named fiduciary" of the Funded Benefit portion of the Plan, with full power to manage and control Plan assets.


5. The Committee shall have all the rights, powers, duties and obligations granted or imposed upon it elsewhere in the Plan.


6. The Committee may designate other persons to carry out the responsibilities of the Committee provided for hereunder.


7. To the extent permitted under applicable law, the Committee shall not be subject to and shall be indemnified by the Corporation for any liabilities arising from any action or omission respecting the Plan.


                         ARTICLE VI

                        MISCELLANEOUS


A.  AMENDMENT


   The Board of Directors shall have the right at any time to amend the Plan in whole or in part, effective retroactively, or otherwise, provided, however, that no amendment shall decrease the amount that would be payable to a Participant or Beneficiary hereunder determined as if the Participant terminated employment with the Corporation immediately prior to such amendment.


B.  TERMINATION


   The Board of Directors reserves the right to terminate the Plan, provided, however, that such termination shall not decrease the amount payable to a Participant or Beneficiary hereunder determined as if the Participant had terminated employment with the Corporation immediately prior to such amendment. All other provisions of the Plan shall remain in effect unless otherwise amended.


C.  FUNDING


   1.  UNFUNDED BENEFITS


   The Unfunded Benefits payable under the Plan shall be unfunded. Unfunded Benefits under the Plan shall be paid from the general assets of the Corporation. The Corporation may establish a trust pursuant to a trust agreement and make contributions thereto for the purpose of assisting the Corporation in meeting its obligations in respect of Unfunded Benefits payable under the Plan. Any such trust agreement shall contain procedures to the following effect:


     (a)  In the event of the insolvency of the
Corporation, the trust fund will be available to pay the claims of any creditor of the Corporation to whom a distribution may be made in accordance with state and federal bankruptcy laws. The Corporation shall be deemed to be "insolvent" if the Corporation is subject to a pending proceeding as a debtor under the federal Bankruptcy Code (or any successor federal statute) or any state bankruptcy code. In the event the Corporation becomes insolvent, the Board of Directors and chief executive officer of the Corporation shall notify the trustee of that event as soon as practicable. Upon receipt of such notice, or if the trustee receives other written allegation of the Corporation's insolvency, the trustee shall cease making payments of benefits from the trust fund, shall hold the trust fund for the benefit of the Corporation's creditors, and shall take such steps that are necessary to determine within 30 days whether the Corporation is insolvent. In the case of the trustee's actual knowledge of or other determination of the Corporation's insolvency, the trustee will deliver assets of the trust fund to satisfy claims of the Corporation's creditors as directed by a court of competent jurisdiction;


      (b) The trustee shall resume payment of benefits under the trust agreement only after the trustee has determined that the Corporation is not insolvent (or is no longer insolvent, if the trustee had previously determined the Corporation to be insolvent) or upon receipt of an order of a court of competent jurisdiction requiring such payment. If the trustee discontinues payment of benefits pursuant to Paragraph 1 of this Section and subsequently resumes such payment, the first payment on account of a Participant following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made on account of such Participant under the trust agreement and the aggregate payments actually made on account of such Participant by the Corporation during any such period of discontinuance, plus interest on such amount at a rate equivalent to the net rate of return earned by the trust fund during the period of such discontinuance.


      2.  FUNDED BENEFITS


     (a) The Corporation shall establish the Secular Trust pursuant to a trust agreement and make such contributions thereto from time to time for the purpose of providing
Funded Benefits as it shall determine in its sole discretion. The Secular Trust shall be irrevocable. The
Secular Trust shall provide for the distributions to Participants described in Article IV hereof. Such distributions shall be allocated first to the income of the Secular Trust and then to principal.


     (b) Notwithstanding anything in the Plan to the contrary, at no time shall any part of the assets of the Secular Trust be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, and for defraying the reasonable costs of administering the Plan, except that, if and to the extent permitted by applicable law, a contribution which was made by a mistake in fact or was conditioned upon the deductibility of the contribution under IRC 404 shall be returned to the Corporation within one year after the payment of the contribution or the disallowance of the deduction, to the extent disallowed, as the case may be.


     (c) The trustee of the Secular Trust shall be subject to the direction of the Committee or an investment manager selected by the Committee, and shall have no discretion with respect to the management and control of the assets of the Secular Trust, except to the extent that the trust agreement provides that the trustee shall have the power to manage and control the assets of the Secular Trust.


D.  BENEFITS NOT ASSIGNABLE


      Benefits provided under the Plan may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process other than pursuant to the laws of descent and distribution; provided, however, that amounts in respect of a Participant's Funded
Benefit shall be paid pursuant to a qualified domestic relations order within the meaning of Section 206(d) of ERISA, under procedures established by the Committee. In the event any amount of a Participant's Funded Benefit is payable pursuant to a qualified domestic relations order, payments to a Participant in respect of his Funded Benefit shall be adjusted accordingly. A Participant's or Beneficiary's Unfunded Benefit shall not increase as a result of the payment of part or all of a Participant's
Funded Benefit pursuant to a qualified domestic relations order.


E.  PLAN NOT A CONTRACT OF EMPLOYMENT


    The Plan is not a contract of employment, and the terms of employment of any employee shall not be affected in any way by the Plan or related instruments except as specifically provided in the Plan or such related instruments. The establishment of the Plan shall not be construed as conferring any legal rights upon any employee for a continuation of employment, nor shall it interfere with the right of the Corporation or an Affiliate (as defined in the Pension Plan) to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Participant. Each Participant and all persons who may have or claim any right by reason of his participation shall be bound by the terms of the Plan and all agreements entered into pursuant thereto.


F.  BENEFITS PAYABLE TO MINORS, INCOMPETENTS AND OTHERS


     In the event any benefit is payable to a minor or an incompetent or to a person otherwise under a legal disability, or who, in the sole discretion of the Committee, is by reason of advanced age, illness or other physical or mental incapacity incapable of handling and disposing of his property, or otherwise is in such position or condition that the Committee believes that such person could not utilize the benefit for his support or welfare, the Committee shall have discretion to apply the whole or any part of such benefit directly to the care, comfort, maintenance, support, education or use of such person, or pay the whole or any part of such benefit to the parent of such person, the guardian, committee, conservator or other legal representative, wherever appointed, of such person, the person with whom such person is residing, or to any other person having the care and control of such person. The receipt of any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be sufficient discharge therefor.


G.  PAYMENT OF PARTICIPANT'S EXPENSES


    The Company shall pay to a Participant all legal fees and expenses incurred by the Participant in seeking to enforce any right or benefit provided to the Participant under the Plan, as and when such expenses become due.


H.  CONSTRUCTION


    1.  The portion of the Plan respecting Unfunded
Benefits is intended to qualify as a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as referred to in Section 201(2) of ERISA, and its terms shall be interpreted accordingly. The portion of the Plan respecting Funded Benefits is intended to comply with the applicable provisions of ERISA and its terms shall be interpreted accordingly. Otherwise, the laws of the State of Arkansas shall control the interpretation and performance of the terms of the Plan.


    2.  If any provision of the Plan, or the
application of any such provision to any person or circumstances, shall be invalid under any federal or state law, neither the application of such provision to persons or circumstances other than those as to which such provision is invalid nor any other provisions of the Plan shall be affected thereby.


    3. The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.